Exhibit 32.1
SECTION 1350 CERTIFICATIONS
In connection with the Annual Report of Magellan Petroleum Corporation (the “Company”) on Form 10-K/A for the fiscal year ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Thomas Wilson, President and Chief Executive Officer of the Company, do hereby certify, pursuant to and solely for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and believe, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

		By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

Date:	September 28, 2012